EXHIBIT 23.2

Consent of
Independent Certified Public Accountant

April 10, 2009

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We consent to the incorporation by reference in this Form S-8 registration statement of the audited financial statements of Carbon Credits International, Inc. for the year ended October 31, 2008 and our report dated January 20, 2009, included in its Form 10-K.  We consent to all references to our firm included in or made a part of this registration statement.

Sincerely,

/s/ De Joya Griffith & Company, LLC

De Joya Griffith & Company, LLC